Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into CBL & Associates Properties, Inc.'s previously filed Registration Statements on Forms S-3 (File Nos. 33-62830, 333-90395 and 333-47041) and Forms S-8 (File Nos. 33-73376, 333-04295
and 333-41768).



                                                       ARTHUR ANDERSEN LLP


Chattanooga, Tennessee
March 6, 2002


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